UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 4, 2013

KONARED CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-176429	98-0366971
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2829 ALA KALANI KAUMAKA ST., SUITE F-133
KOLOA, HI 96756
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 808.212.1553

TEAMUPSPORT INC.
88 College Hill, Ponsonby, Auckland NZ
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

GENERAL NOTE	1
FORWARD-LOOKING STATEMENTS	1
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.	1
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.	1
FORM 10 INFORMATION	4
BUSINESS	4
RISK FACTORS	10
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS	16
PROPERTIES	20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20
DIRECTORS AND EXECUTIVE OFFICERS	21
EXECUTIVE COMPENSATION	23
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE	25
LEGAL PROCEEDINGS	25
MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS	27
RECENT SALES OF UNREGISTERED SECURITIES	28
DESCRIPTION OF SECURITIES	29
INDEMNIFICATION OF DIRECTORS AND OFFICERS	30
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	31
FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA	31
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.	31
ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.	31
ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.	31
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.	32
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.	32
ITEM 5.06 CHANGE IN SHELL COMPANY STATUS.	32
ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.	32
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS	32
SIGNATURES	35

ii

GENERAL NOTE

This current report on Form 8-K is being filed by our company following the completion of our acquisition of substantially all of the assets, property and undertaking of the health beverage and food business operated under the name “KonaRed” (“KonaRed” or the “Business”) from Sandwich Isles Trading Co. Inc. (“Sandwich Isles”), a private Hawaiian corporation, on October 4, 2013, pursuant to the terms of an asset purchase agreement dated October 4, 2013. As a result of our acquisition of the Business from Sandwich Isles, we ceased to be a “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

In connection with the closing of the asset purchase with Sandwich Isles, we experienced a change of control, as our existing director resigned, new directors who were nominees of Sandwich Isles were appointed to our board and Sandwich Isles was issued shares that constituted 59.97% of our issued and outstanding shares of our common stock. Additionally, as a result of the acquisition, Sandwich Isles’ current management became our management. As a result, we have determined to treat the acquisition as a reverse recapitalization for accounting purposes, with Sandwich Isles as the acquirer for accounting purposes. As such, the financial information, including the operating and financial results, audited financial statements, included in this current report on Form 8-K are that of Sandwich Isles, rather than that of our company prior to the completion of the transactions described herein.

On September 9, 2013, our company effected a 13.5 to one forward stock split of our common stock. Unless otherwise indicated, the securities of our company referred to in this current report on Form 8-K are the securities subsequent to the forward stock split.

As used in this current report on Form 8-K, the terms “we”, “us” “our” and “the company” mean KonaRed Corporation. Unless otherwise stated, “$” refers to United States dollars.

FORWARD-LOOKING STATEMENTS

This current report on Form 8-K contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, including the risks in the section entitled “Risk Factors”, uncertainties and other factors, which may cause our company’s or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information contained in the section titled “Item 2.01 Completion of Acquisition or Disposition of Assets” below is responsive to this Item 1.01.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Closing of Asset Purchase Agreement

Pursuant to an asset purchase agreement dated October 4, 2013 between our company, Sandwich Isles, and Shaun Roberts and Steven M. Schorr, the principal shareholders, directors and officers of Sandwich Isles, we closed the asset purchase agreement and completed the acquisition of the health beverage and food Business from Sandwich Isles on October 4, 2013.

Pursuant to the terms of the asset purchase agreement, and on the closing date thereof, Sandwich Isles sold the Business to our company in consideration for the issuance of 42,750,000 shares of common stock in the capital of our company.

Private Placement and Loan Conversion

In connection with the closing of the asset purchase agreement, on October 4, 2013, we completed a non-brokered private placement with Littlebird Capital Ltd. of 1,777,778 shares of our common stock at a price $0.45 per share for gross proceeds of $800,000.

Also in connection with the closing of the asset purchase agreement, on October 4, 2013, we converted a secured convertible promissory note issued by Sandwich Isles to Maxam Capital Management Ltd. in the principal amount of $500,000, which note had subsequently been assigned to Littlebird Capital Ltd., into 1,111,111 shares of common stock of our company at a price of $0.45 per share. The 1,111,111 share of common stock were issued to Littlebird Capital.

Pursuant to the private placement and loan conversion, we issued an aggregate of 2,888,888 shares of common stock of our company. The shares of common stock of our company were issued to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933 (the “1933 Act”)) in offshore transactions relying on Regulation S and/or Section 4(a)(2) of the 1933 Act.

Under the asset purchase agreement, we also agreed that within 45 days from the closing of the asset purchase agreement, we would use commercially reasonable efforts to complete an additional private placement for gross proceeds of $300,000, consisting of 666,666 units at $0.45 per unit (each a “Unit”), with each Unit consisting of one share of common stock of our company and one share purchase warrant (the “Warrants”), with each Warrant entitling the holder thereof to acquire one further share of common stock of our company for a period of five years from the closing date at a price of $0.65 per share.

Share Cancellation

In connection with the closing of the asset purchase agreement, Dennis Kjeldson, a former director and officer of our company and our company’s largest shareholder, returned 38,700,423 shares (2,866,698 pre-split shares) of our common stock to the treasury of our company for cancellation without consideration. The share cancellations went effective on October 4, 2013.

Name Change and Forward Stock Split

Prior to and in anticipation of closing of the asset purchase agreement, on September 9, 2013, our company effected a name change by merging with our wholly-owned Nevada subsidiary named “KonaRed Corporation” with our company as the surviving corporation under the new name “KonaRed Corporation”. In addition, on September 9, 2013, our company effected a 13.5 to one forward stock split of our authorized, and issued and outstanding shares of common stock.

Change of Officers and Directors

Effective as the closing of the asset purchase agreement on October 4, 2013, Richenda Rowe resigned as a director of our company and from all officer positions of our company. Effective as of the closing of the asset purchase agreement on October 4, 2013, Shaun Roberts, Steven M. Schorr, Dana Roberts and Gonzalo Camet, four nominees of Sandwich Isles, were appointed as directors of our company. In addition, Mr. Roberts was appointed as president and chief executive officer of our company, Mr. Schorr was appointed as chief scientific officer of our company and Mrs. Roberts was appointed as chief financial officer, treasurer and secretary of our company. Effective as of the closing of the asset purchase agreement, the following individuals are the directors and officers of our company:

Shaun Roberts	President, Chief Executive Officer and Director
Steven M. Schorr	Chief Scientific Officer and Director
Dana Roberts	Chief Financial Officer, Treasurer, Secretary and Director
Gonzalo Camet	Director

Executive Employment/Consulting Agreements

Shaun Roberts – President and Chief Executive Officer

Also in connection with the closing of the asset purchase agreement, on October 4, 2013, we entered into an executive employment agreement with Mr. Roberts as our company’s President and Chief Executive Officer for an annual base salary of $130,000 for a 3 year term. Pursuant to the employment agreement, Mr. Roberts also received a bonus upon signing the employment agreement of 1,000,000 three-year warrants to purchase shares of our common stock, exercisable at a price of $0.45 per share, if the common stock of our company is trading above a strike price point of $1.00 per share, in whole or in part, after one year from the date of the employment agreement. Mr. Roberts is also eligible to participate in a target bonus and year-end bonus plan whereby Mr. Roberts is eligible to receive a cash bonus or securities bonus based on milestones described in further detail in the employment agreement. Mr. Roberts is also eligible to receive benefits made generally available by our company and shall be reimbursed for all reasonable out-of-pocket business expenses.

In the event of: (i) an involuntary termination of Mr. Robert’s employment for any reasons other than cause, death or disability; or (ii) Mr. Robert’s resignation for good reason, he shall be entitled to: (A) 1.5 times his annual base salary and target bonus, paid in a single lump sum in cash on the 60th day following the termination date; (B) for a period of up to 18 months following the termination date, Mr. Roberts and where applicable, his spouse and eligible dependents, will continue to be eligible to receive applicable medical coverage as described in the employment agreement; and (C) with respect to any outstanding stock options held by Mr. Roberts as of the termination date that are not vested and exercisable as of such date, our company shall accelerate the vesting and such options will remain exercisable until the earlier of (i) a period of one year after the termination date or (ii) the original term of the option; and (D) Mr. Roberts shall receive any amounts earned, accrued or owing but not yet paid to him as of his termination date.

In the event Mr. Roberts employment is terminated on account of: (i) an involuntary termination by our company for any reason other than cause, death or disability; or (ii) Mr. Roberts voluntarily terminates employment with our company on account of a resignation for good reason, in either case that occurs (x) at the same time as, or within the 12 month period following, the consummation of a change of control or (y) within the 60 day period prior to the date of a change of control where the change in control was under consideration at the time of Mr. Robert’s termination date, then he shall be entitled to: (A) 2 times his annual base salary and target bonus; (B) for a period of up to 24 months following the termination date, Mr. Roberts and where applicable, his spouse and eligible dependents, will continue to be eligible to receive applicable medical coverage as described in the employment agreement; (C) with respect to any outstanding stock options held by Mr. Roberts as of the termination date that are not vested and exercisable as of such date, our company shall accelerate the vesting and such options will remain exercisable until the earlier of (i) a period of one year after the termination date, or (ii) the original term of the option; and (D) Mr. Roberts shall receive any amounts earned, accrued or owing but not yet paid to him as of his termination date.

During the term of the employment agreement and for a period of 1 year from the termination of the agreement, Mr. Roberts shall not be employed by a direct competitor in the coffee fruit business, directly or indirectly.

Steven M. Schorr – Chief Scientific Officer

Also in connection with the closing of the asset purchase agreement, on October 4, 2013, we entered into a consulting agreement with Bioponic Phytoceauticals, Inc., a company controlled by Mr. Schorr, whereby we engaged Bioponic to provide services as our company’s Chief Scientific Officer and Chief Operating Officer for an annual base salary of $120,000 for a 3 year term. Pursuant to the consulting agreement, Bioponic also received a bonus upon signing the consulting agreement of 1,000,000 five-year warrants to purchase shares of our common stock, exercisable at a price of $0.45 per share, if the common stock of our company is trading above a strike price point of $1.00 per share, in whole or in part, after one year from the date of the consulting agreement. Biopoinic is also eligible to receive additional annual bonuses if and when authorized by our company’s board of directors and shall be reimbursed for all reasonable out-of-pocket business expenses.

We may terminate Biopoinic’s engagement pursuant to the terms of the consulting agreement at any time for cause by giving written notice of termination. Such termination will become effective upon the giving of such notice. In the event that (i) Biopoinic, with or without change in title or formal corporate action, shall no longer exercise all of the duties and responsibilities and shall no longer possess substantially all the authority set forth the consulting agreement; or (ii) we materially breach the consulting agreement or the performance of our duties and obligations thereunder, Biopoinic, by written notice our company, may elect to deem our company’s engagement thereunder to have been terminated by our company without cause, in which event Biopoinic shall be entitled to compensation, reimbursement and benefits for one year from the date of such notice. If the remaining term of the consulting agreement is less than one year, Biopoinic shall receive one year’s salary at the then current rate.

During the term of the consulting agreement and for a period of 1 year from the termination of the agreement, Biopoinic shall not compete with or solicit our company’s customers.

General Matters

Except for the asset purchase agreement and the transactions contemplated by that agreement, none of our company, associates of our company, directors or officers of our company serving prior to the closing of the asset purchase agreement, or associates of such directors and officers, had any material relationship with Sandwich Isles or any of the stockholders of Sandwich Isles prior to the transactions described above.

The securities of our company that were issued to Sandwich Isles upon the closing of the asset purchase agreement and to Littlebird Capital Ltd. in the private placement and loan conversion have not been and will not be registered under the 1933 Act, or under the securities laws of any state in the United States, and were issued in reliance upon an exemption from registration under the 1933 Act. The securities may not be offered or sold in the United States absent registration under the 1933 Act, or an applicable exemption from such registration requirements.

We have determined to treat the acquisition of the Business as a reverse recapitalization for accounting purposes. As we were a shell company prior to completion of the transactions described above, this current report includes audited annual financial statements of Sandwich Isles for the years ended December 31, 2012 and 2011 and unaudited financial statements of Sandwich Isles for the six month period ended June 30, 2013.

FORM 10 INFORMATION

BUSINESS

Corporate Overview

We were incorporated in the State of Nevada on October 4, 2010. Sandwich Isles was incorporated in the State of Hawaii on August 22, 2008. As a result of the closing of the asset purchase agreement, the principal offices of our company are now located at 2829 Ala Kalani Kaumaka St., Suite F-133, Koloa, HI 96756.

Prior to and in anticipation of closing of the asset purchase agreement, on September 9, 2013, our company effected a name change by merging with its wholly-owned Nevada subsidiary named “KonaRed Corporation” with our company as the surviving corporation under the new name “KonaRed Corporation”. In addition, on September 9, 2013, our company effected a 13.5 to one forward stock split of our authorized, and issued and outstanding shares of common stock.

As described above, on October 4, 2013, we entered into an asset purchase agreement with Sandwich Isles, Shaun Roberts and Steven M. Schorr, and as a result of the closing of this agreement, we adopted the Business of Sandwich Isles.

Description of Business

Overview

Following the closing of the asset purchase agreement with Sandwich Isles, our company became engaged in the business of distributing, marketing and selling for retail sale the food and beverage products based on the fruit of the coffee plant.

Principal Products

Our principal product is our premium coffee fruit wellness drink, KonaRed Antioxidant Juice, offered to retail consumers.  Previously discarded as a byproduct of coffee production, the fruit surrounding the coffee seed or bean has been recognized as a powerful anti-oxidant.

Our company’s consumer products line consists of the following proprietary formulations:

16 oz. KonaRed and KonaRed Lite Antioxidant Juice (2 servings) – Our company’s flagship beverage, the 16 oz. superfruit drink has experienced widespread placement in cold juice coolers in a myriad of major establishments.

32 oz. KonaRed Antioxidant Juice (4 servings) – Our 32 oz. is now being featured at a number of establishments in lieu of the standard 16 oz. (4-pack), augmenting our original products and selling at a volume discount price.

KonaRed Antioxidant Juice Cans (Single-Serve 12 oz.) – Expanding our sphere in the grocery aisle or cooler, the our new aluminum can-based product will be offered in sparkling and flat styles and at a lower price point.

Other Products and Ingredients Division

The following products extensions have not been actively marketed to date and thus, have had limited retail exposure. These add-on stock keeping units (“SKU’s”) are expected to make a modest sales impact in remainder of fiscal 2013.

●	KonaRed Stick Packs (10 per box)
●	KonaRed Hawaiian Superfruit Powder (100% soluble coffee fruit powder)
●	KonaRed Antioxidant Capsules

We also operate a branded ingredients division that sells fruit powers and extracts to parallel markets to allow our company to piggyback on resources of established players with widespread footprints in other health-oriented consumer product venues. While the majority of revenues are still derived primarily from beverage sales, we are optimistic that our ingredients division sales will contribute more materially to our future performance.

Operations, Facilities and Distribution Method for Our Products

Our company is transitioning to a more prototypical outsourcing business model, utilizing third party vendors for the bulk of its non-core business operations, while maintaining in-house control of the critical marketing and product development functions. Exceptions to this philosophy have included our company’s coffee fruit extraction facility in Maui which allowed for the creation of important protocols for optimal drying and extraction of the fruit. Early stage research and development (“R&D”) was also performed at a Maui facility as management focused from inception on the science behind the brand.

As we believe the necessary processing and manufacturing intellectual property (“IP”) is now secured, future coffee fruit extraction is expected to be fulfilled by contract manufacturers. To ensure that the tactical change is seamless, a portion of the extraction has already been shifted to a California-based contract manufacturer within close proximity of our warehousing operation (described below).

Based on a cost-benefit analysis and the initial beverage roll-out in the west coast market, we determined that warehousing and shipping functions could be handled more efficiently in-house. Therefore, in June 2012, our company entered into a two-year lease for a 10,000 square foot facility in San Clemente, California, which also houses inventory for Malie, Inc., a beauty and spa products company owned by our company’s founders, Dana and Shaun Roberts, operating under the trade name Malie Organics. Malie’s operations were initiated in 2004 and the business is focused on the high-end Hawaiian and global resort channel, retail and online sales. Mrs. Roberts actively manages Malie in addition to performing her chief financial officer responsibilities for our company. Our chief executive officer, Shaun Roberts, has no involvement in Malie’s day-to-day operations. As part of the operating arrangement between the respective entities, Malie pays approximately $2,000 of the California warehouse lease and also pays a portion of staff salaries at the facility.

Facility	Square Footage	Number of Employees(1)	Lease Expense/Month
Corporate Office Kalaheo, Hawaii	700	2	$700
Warehouse/Distribution Center San Clemente, California	10,000	5	$7,267
(1)	CFO Dana Roberts works from Malie’s headquarters facility and 3 sales and marketing employees are based in Oahu in home office arrangements.

Supply and Distribution for Our Product

Our company’s ability to secure exclusive Kona-based and other Hawaiian coffee fruit supplies has elevated the stature of the home grown brand image and allows our company to operate without constraints in the supply chain far out into the future. We have been successful in securing a number of contracts structured as 5-year arrangements containing automatic roll-over provisions.

Exemplifying an extremely efficient Ingredients Division operating model, our company takes possession of the dried coffee fruit from the grower, ships the raw material to our San Clemente warehouse for storage, subsequently sending required quantities to subcontractors for value-added processing and shipment to the consumer products customer.

For our company’s beverage production, the coffee fruit finished goods are sent to a 3rd party flavor house which makes the KonaRed concentrate and then ships it to our company’s bottling vendors. Notably, we own the proprietary beverage formulas. Pallets of the ready-to-drink 16 oz. and 32 oz. SKUs are then shipped back to our company’s warehouse and disseminated to either distributors or shipped directly to retailers.

The supply chain logistics are occasionally altered, as is the case with the “healthy coffee products” based on branding that are produced by large national coffee companies.

Market and Sales and Marketing

We believe our company has established a frontrunner position in the coffee fruit category, boasting a series of retail entrees within 18 months of product launch. Setting out to first establish the upstart coffee fruit sector on our home turf, visible placement has in turn spawned similar opportunities on the west coast, representing an expanding presence with iconic industry players. Our company’s eastward expansion is now underway in addition to a strategy of targeting additional sales avenues, including the restaurant and hospitality space and the pursuit of international prospects.

Sales Strategy

Facilitating our sales efforts through the use of beverage and natural foods distributors, our company has been able to benefit from the highly entrenched positions occupied by these firms in the retail industry. In contrast, certain chains like Costco and Albertsons Arizona mandate direct shipments from the consumer product provider. Management has also retained manufacturers’ sales representatives in working to calibrate its overall sales efforts.  During the roll-out, management has learned the importance of supporting its distributor network with internal sales personnel “on the ground.” Particularly for an emerging product, merchandising follow-up, dialog with store managers and coordination of promotions and pricing are critical in maintaining brand momentum. Our company has also deployed demos extensively in its early stages and has found a linear connection between demos and sales traction, particularly at the introduction stage in new venues. Demos are often outsourced to specialists in the field and have represented a major expenditure for the business, although demo expense ratios are planned to decrease from previous product launch levels.

Our company has employed co-op advertising and special promotions in conjunction with its retail partners when deemed appropriate in its brand building efforts. To date, no slotting fees have been paid. A slotting fee is an amount paid by the manufacturer to the retailer for making room on its retail shelf for the product. It should be noted that our flagship beverage pricing levels have already been adjusted by our management to reflect the current pricing dynamics fostered by recent industry consolidation. Specifically, the entrance of leading beverage monoliths into the functional beverage category has tightened pricing but also created a vibrant mergers and acquistions environment for emerging brands like KonaRed. Recent industry deals include:

●	Coca Cola acquired a majority stake in Zico in June 2012;
●	Pepsi acquired a majority stake in O.N.E. Coconut Water in April 2012;
●	InBev (Anheuser Busch) has made a series of investments in Sambazon (in August 2012, December 2011, and December 2008); and
●	InBev (Anheuser Busch) has also made a series of investments in Vita Coco in May 2012 and December 2010.

Advertising

With a guerilla marketing and word of mouth backdrop, KonaRed has also used radio advertising, events (promotions and contests) and Surf News Network in the Hawaiian market. Social media has also been another low cost advertising tool used by our company. While confining its efforts primarily to non-mainstream advertising options, our company did effectively utilize a high profile billboard campaign on major southern California freeways in Spring 2012. In addition to placement on 11 billboards, KonaRed was also prominently displayed on 75 high-traffic bus stop shelters, a tactic that resulted in traceable sales results in the region. Management plans to selectively implement this approach in the future as well.

Organic Promotion

Through its continuing presence in the Hawaiian community, participating in and promoting ocean and extreme-athlete related contests, races and charity events, our company has weaved the brand into the collective consciousness of this trend-setting culture.

Advancing our company’s media depth and brand cache, our company also sponsors an “Ambassador Team,” a group of Hawaiian super-athletes who have embraced the product and participate in promotional events, sign autographs at store openings, and are generally available to spread the goodwill of the brand.

Fertile Cross Marketing

Our Ingredients Division co-branding opportunities serve to perpetuate branding exposure and inherent marketing velocity. Our company’s standard procedure is to require the execution of trademark licensing agreements with ingredients customers to ensure that all labels and branding material are approved by our company (e.g. use of the “Made with KonaRed” moniker).

Our Ingredients Division customers have dedicated material space on their respective websites to promote their associations with KonaRed, which further augments the viral marketing flavor of the brand. Notably, our website (Konared.com) is a well-conceived marketing tool anchoring our company’s web presence.

Targeted Growth Areas

While still early in its life cycle, international distribution opportunities have been presented to our company. The food service and hospitality channel also appears ideally suited for our company and management has begun to focus on establishing a pathway into the restaurant and hotel arena.

Competition

The beverage industry is extremely competitive. The principal areas of competition include pricing, packaging, development of new products and flavors, and marketing campaigns. Our product is competing directly with a wide range of drinks produced by a relatively large number of manufacturers. Most of these brands have enjoyed broad, well-established national recognition for years, through well-funded ad and other marketing campaigns. In addition, companies manufacturing these products generally have far greater financial, marketing, and distribution resources than we do.

Important factors that will affect our ability to compete successfully include taste and flavor of our product, trade and consumer promotions, the development of new, unique and cutting edge products, attractive and unique packaging, branded product advertising, pricing, and the success of our distribution network.

We will also be competing to secure distributors who will agree to market our product over those of our competitors, provide stable and reliable distribution, and secure adequate shelf space in retail outlets.

Our product will compete generally with all liquid refreshments, including numerous specialty beverages, such as: SoBe; Snapple; Arizona; Vitamin Water; Gatorade; and Powerade. We will compete directly with other consumer products participants in the nascent coffee fruit sector including Bai and SoZo Coffeeberry.

Intellectual Property

KonaRed® is a registered trademark in the United States and in Japan and we intend to seek a number of trademarks for slogans and product designs.

We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights could result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights will be a key component of our operating strategy.

As a result of our company’s strident R&D efforts, two patents have been filed by our intellectual property counsel, pending finalization. With one patent covering its proprietary extraction process and another based on a composition process, Management believes that patent coverage adds value to the business, particularly in the coffee fruit ingredients space, thus bolstering credibility and acting as an additional barrier to entry.

We hold also trademark to the “Paradise in a Bottle®” tag line.

Seasonality of Business

The sales of our products are influenced to some extent by weather conditions in the markets in which we operate. Unusually cold or rainy weather during the summer months may have a temporary effect on the demand for our product and contribute to lower sales, which could have an adverse effect on our results of operations for such periods.

Research and Development Costs During the Last Two Years

KonaRed has maintained a modest R&D effort over fiscal years 2011 and 2012, having spent approximately $83,000 during this period.

R&D has been focused on characterization testing for the development of our program to establish quinic acid as an important antioxidant and researching the value of quinic acid.  Quinic acid is in greater abundance in KonaRed than any other molecule. With a molar mass of 192.17 g/mol quinic acid is small by comparison to other polyphenols. KonaRed, rich in Quinic acid, demonstrates that there is a correlation between small molecular mass and high bioavailability.

Included in these R&D efforts has been assays to determine KonaRed coffee fruit’s molecular characterization demonstrating that, KonaRed contains the antioxidant 29.1% quinic acid (an organic acid, polyphenolic precursor), and the antioxidant polyphenols: chlorogenic acid, and ferulic acid.  We have also completed assays to determine oxygen radical absorbance capacity (“ORAC”) and bioavailability. We consider ORAC as a valuable measure of the ability for a molecule to inhibit the oxidation of other molecules. KonaRed has demonstrated an astonishing ORAC food nutrition reading of 4,076 µmolesTE/gram, which when translated into the U.S. Department of Agriculture standard is 407,600 µmoles TE/100 grams. High-ORAC antioxidants combined with high-bioavailability, are the key to establishing cellular metabolic efficiency (“CME”).  By this process, KonaRed’s coffee fruit increases CME thus increasing energy and reducing metabolic oxidative stress at the cellular level. We believe this will also have the effect of reducing inflammation, increasing health and well-being and slowing down cell apoptosis, thus slowing down the aging process.

Conducting researched into KonaRed’s coffee fruit antioxidant intracellular effects.  In order for high ORAC antioxidants to be efficacious they must be absorbed not only by the cell, but must enter the cell’s mitochondria. Reactive oxygen species and their reaction products (free radicals), are very harmful to cells, as they oxidize proteins and cause mutations in DNA. This may contribute to disease and is proposed as one cause of aging.  Oxidative stress represents an imbalance between the production of reactive oxygen species and a biological system’s ability to detoxify the reactive intermediates or to repair the resulting damage.

Research into CME.  The Quinic Acid found in KonaRed’s coffee fruit passes through the cell to the mitochondria to facilitate the neutralization of radical oxygen species that are the cause of oxidative stress within the cell. When oxidative stress is minimized, CME is achieved, thus increasing the efficiency of the cell mitochondria’s adenosine triphosphate energy producing reaction. This releases more energy in the cell and this reaction is multiplied by our body’s 100 trillion cells resulting in the experience of increased energy, health and well-being.

In 2012, a series of tests were conducted at Cayetano University in Lima, Peru by a team of research physicians to determine the antiviral and anti-inflammatory properties of KonaRed in a clinical environment. We have found the results exciting for KonaRed in that its extract was found to improve cell viability, increase T cell proliferation and improve antiviral defense.

In every test, KonaRed’s coffee fruit demonstrated an important antiviral effect, improving cell viability, increasing T cell proliferation and improving antiviral defense. The body’s first line of defense against viruses is the immune system. This comprises cells and other mechanisms that defend the host from infection in a non-specific manner. Because viruses use vital metabolic pathways within host cells to replicate, they are difficult to eliminate without using drugs that cause toxic effects to host cells in general.  This study has produced excellent results demonstrating the effectiveness of KonaRed’s coffee fruit as an antiviral.

In every test, KonaRed’s coffee fruit demonstrated an important anti-inflammation effect. These effects were statistically significant from controls. An anti-inflammatory response was demonstrated based on the sample size and were dose dependent. This study has produced excellent results demonstrating the effectiveness of KonaRed’s coffee fruit used for anti-inflammation.

Government Regulation

Our products are considered to be synonymous with coffee for regulatory purposes and are thus sold under the U.S. Food and Drug Administration’s (“FDA”) “Generally Regarded as Safe” (“GRAS”) regulatory umbrella. Accordingly, we are not required to petition for FDA approval of its coffee fruit offerings, which would be typical under standard dietary supplement guidelines. However, our company has registered all of its supply chain subcontractors with the FDA as required and has met and answered all inquiries by the FDA. We believe we are in full compliance with all FDA regulations.

The advertising, distribution, labeling, production, safety, sale, and transportation in the United States of our product are subject to: the Federal Food, Drug, and Cosmetic Act; the Federal Trade Commission Act; the Lanham Act; state consumer protection laws; competition laws; federal, state and local workplace health and safety laws; various federal, state and local environmental protection laws; and various other federal, state and local statutes and regulations. It will be our policy to comply with any and all legal requirements.

Employees

In addition to Shaun Roberts, who is our president, chief executive officer and a director, Steven M. Schorr, who is our chief scientific officer and a director and Dana Roberts, who is our chief financing officer, treasurer, secretary and director, we currently employ 6 full time employees whom all work in the United States. Our operations are overseen directly by management that engages our employees to carry on our business. Our management oversees all responsibilities in the areas of corporate administration, business development, and research. We intend to expand our current management to retain other skilled directors, officers, and employees with experience relevant to our business focus. Our management’s relationships will provide the foundation through which we expect to grow our business in the future. We believe that the skill-set of our management team will be a primary asset in the development of our brands and trademarks.

RISK FACTORS

In addition to the other information set forth in this report, you should carefully consider the following factors, which could materially affect our business, financial condition or results of operations in future periods. The risks described below are not the only risks facing our company. Additional risks not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or results of operations in future periods.

Risks Related to Our Business

Because we have a limited operating history, our ability to fully and successfully develop our business is unknown.

Sandwich Isles, which operated the Business prior to closing of the asset purchase agreement, was incorporated in 2008, and our company was incorporated in October of 2010, and we have only recently begun producing and distributing our products, and do not have a significant operating history with which investors can evaluate our business. Our ability to successfully develop our products, and to realize consistent, meaningful revenues and profit has not been established and cannot be assured. The Business has realized modest revenues with respect to the Business and its net loss since inception is $8,032,586. For us to achieve success, our products must receive broader market acceptance by consumers. Without this market acceptance, we will not be able to generate sufficient revenue to continue our business operation. If our products are not widely accepted by the market, our business may fail.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to generate revenues, manage development costs and expenses, and compete successfully with our direct and indirect competitors

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the development, production, marketing, and sales of our product. As a result, we may not generate significant revenues in the future. Failure to generate significant revenues in near future may cause us to suspend or cease activities.

We will need additional funds to produce, market, and distribute our product.

We will have to spend additional funds to produce, market and distribute our product. If we cannot raise sufficient capital, we may have to cease operations and you could lose your investment.

We will need additional funds to produce our product for distribution to our target market. Even after we complete the production of our product, we have to spend substantial funds on distribution, marketing and sales efforts.

There is no guarantee that sufficient sale levels will be achieved.

There is no guarantee that the expenditure of money on distribution and marketing efforts will translate into sales or sufficient sales to cover our expenses and result in profits. Consequently, there is a risk that you may lose all of your investment.

Our development, marketing, and sales activities are limited by our size.

Because we are small and do not have much capital, we must limit our product development, marketing, and sales activities. As such we may not be able to complete our production and business development program that is as thorough as we would like. If this becomes a reality, we may not ever generate revenues and you will lose your investment.

Changes in the nonalcoholic beverage business environment and retail landscape could adversely impact our financial results.

The nonalcoholic beverage business environment is rapidly evolving as a result of, among other things, changes in consumer preferences, including changes based on health and nutrition considerations and obesity concerns; shifting consumer tastes and needs; changes in consumer lifestyles; and competitive product and pricing pressures. In addition, the nonalcoholic beverage retail landscape is very dynamic and constantly evolving, not only in emerging and developing markets, where modern trade is growing at a faster pace than traditional trade outlets, but also in developed markets, where discounters and value stores, as well as the volume of transactions through e-commerce, are growing at a rapid pace. If we are unable to successfully adapt to the rapidly changing environment and retail landscape, our share of sales, volume growth and overall financial results could be negatively affected.

Intense competition and increasing competition in the commercial beverage market could hurt our business.

The commercial retail beverage industry, and in particular its nonalcoholic beverage segment is highly competitive. Market participants are of various sizes, with various market shares and geographical reach, some of whom have access to substantially more sources of capital.

We will compete generally with all liquid refreshments, including numerous specialty beverages, such as: SoBe; Snapple; Arizona; Vitamin Water; Gatorade; and Powerade.

We will compete indirectly with major international beverage companies including but not limited to: the Coca-Cola Company; PepsiCo, Inc.; Nestlé; Dr. Pepper Snapple Group; Groupe Danone; Kraft Foods Group, Inc.; and Unilever. These companies have established market presence in the United States, and offer a variety of beverages that are substitutes to our product. We face potential direct competition from such companies, because they have the financial resources, and access to manufacturing and distribution channels to rapidly enter the health food and beverage market.

We will compete directly with other consumer products participants in the nascent coffee fruit sector including Bai and SoZo Coffeeberry. These companies could bolster their position in the nascent coffee fruit sector through additional expenditure and promotion.

As a result of both direct and indirect competition, our ability to successfully distribute, market and sell our product, and to gain sufficient market share in the United States to realize profits may be limited, greatly diminished, or totally diminished, which may lead to partial or total loss of your investments in our company.

Expansion of the nascent coffee fruit sector or sufficiency of consumer demand in that market for operations to be profitable are not guaranteed.

The nascent coffee fruit sector is an emerging market and there is no guarantee that this market will expand or that consumer demand will be sufficiently high to allow our company to successfully market, distribute and sell our product, or to successfully compete with current or future competition, all of which may result in total loss of your investment.

Our growth and profitability depends on the performance of third-parties and our relationship with them.

Our distribution network and its success depend on the performance of third parties. Any non-performance or deficient performance by such parties may undermine our operations, profitability, and result in total loss to your investment. To distribute our product, we will use a broker-distributor-retailer network whereby brokers represent our products to distributors and retailers who will in turn sell our product to consumers. The success of this network will depend on the performance of the brokers, distributors and retailers of this network. There is a risk that a broker, distributor, or retailer may refuse to or cease to market or carry our product. There is a risk that the mentioned entities may not adequately perform their functions within the network by, without limitation, failing to distribute to sufficient retailers or positioning our product in localities that may not be receptive to our product. Furthermore, such third-parties’ financial position or market share may deteriorate, which could adversely affect our distribution, marketing and sale activities. We also need to maintain good commercial relationships with third-party brokers, distributors and retails so that they will promote and carry our product. Any adverse consequences resulting from the performance of third-parties or our relationship with them could undermine our operations, profitability and may result in total loss of your investment.

Health benefits of the coffee fruit are not guaranteed.

Although several studies have indicated the health benefits of the coffee fruit, such health benefits are not guaranteed. Consequently, negative studies and publicity surrounding the coffee fruit may result in loss of market share or potential market share and hence loss of your investment.

Water scarcity and poor quality could negatively impact our production costs and capacity.

Water is the main ingredient in our product. It is also a limited resource, facing unprecedented challenges from overexploitation, increasing pollution, poor management, and climate change. As demand for water continues to increase, as water becomes scarcer, and as the quality of available water deteriorates, we may incur increasing production costs or face capacity constraints that could adversely affect our profitability or net operating revenues in the long run.

Increase in the cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials could harm our business.

We and our bottling partners will use water, the coffee fruit, packaging materials for bottles such as plastic, aluminum and paper products. The prices for these ingredients, other raw materials and packaging materials fluctuate depending on market conditions. Substantial increases in the prices of our or our bottling partners’ ingredients, other raw materials and packaging materials, to the extent they cannot be recouped through increases in the prices of finished beverage products, would increase our operating costs and could reduce our profitability. Increases in the prices of our finished products resulting from a higher cost of ingredients, other raw materials and packaging materials could affect the affordability of our product and reduce sales.

An increase in the cost, a sustained interruption in the supply, or a shortage of some of these ingredients, other raw materials, or packaging materials and containers that may be caused by a deterioration of our or our bottling partners’ relationships with suppliers; by supplier quality and reliability issues; or by events such as natural disasters, power outages, labor strikes, political uncertainties or governmental instability, or the like, could negatively impact our net revenues and profits.

Changes in laws and regulations relating to beverage containers and packaging could increase our costs and reduce demand for our products.

We and our bottlers intend to offer non-refillable, recyclable containers in the United States. Legal requirements have been enacted in various jurisdictions in the United States requiring that deposits or certain eco taxes or fees be charged for the sale, marketing and use of certain non-refillable beverage containers. Other proposals relating to beverage container deposits, recycling, eco tax and/or product stewardship have been introduced in various jurisdictions in the United States and overseas, and we anticipate that similar legislation or regulations may be proposed in the future at local, state and federal levels in the United States. Consumers’ increased concerns and changing attitudes about solid waste streams and environmental responsibility and the related publicity could result in the adoption of such legislation or regulations. If these types of requirements are adopted and implemented on a large scale in the geographical regions in which we operate or intent to, they could affect our costs or require changes in our distribution model, which could reduce our net operating revenues or profitability.

Significant additional labeling or warning requirements or limitations on the availability of our product may inhibit sales of affected products.

Various jurisdictions may seek to adopt significant additional product labeling or warning requirements or limitations on the availability of our product relating to the content or perceived adverse health consequences of our product. If these types of requirements become applicable to our product under current or future environmental or health laws or regulations, they may inhibit sales of our product.

Unfavorable general economic conditions in the United States could negatively impact our financial performance.

Unfavorable general economic conditions, such as a recession or economic slowdown, in the United States could negatively affect the affordability of, and consumer demand for, our product in the United States. Under difficult economic conditions, consumers may seek to reduce discretionary spending by forgoing purchases of our products or by shifting away from our beverages to lower-priced products offered by other companies. Lower consumer demand for our product in the United States could reduce our profitability.

Adverse weather conditions could reduce the demand for our products.

The sales of our products are influenced to some extent by weather conditions in the markets in which we operate. Unusually cold or rainy weather during the summer months may have a temporary effect on the demand for our product and contribute to lower sales, which could have an adverse effect on our results of operations for such periods.

Changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations could increase our costs or reduce our net operating revenues.

The advertising, distribution, labeling, production, safety, sale, and transportation in the United States of our company’s product will be subject to: the Federal Food, Drug, and Cosmetic Act; the Federal Trade Commission Act; the Lanham Act; state consumer protection laws; competition laws; federal, state, and local workplace health and safety laws, such as the Occupational Safety and Health Act; various federal, state and local environmental protection laws; and various other federal, state, and local statutes and regulations. Legal requirements also apply in many jurisdictions in the United States requiring that deposits or certain eco taxes or fees be charged for the sale, marketing, and use of certain non-refillable beverage containers. The precise requirements imposed by these measures vary.  Other types of statutes and regulations relating to beverage container deposits, recycling, eco taxes and/or product stewardship also apply in various jurisdictions in the United States. We anticipate that additional, similar legal requirements may be proposed or enacted in the future at the local, state and federal levels in the United States. Changes to such laws and regulations could increase our costs or reduce or net operating revenues.

In addition, failure to comply with environmental, health or safety requirements and other applicable laws or regulations could result in the assessment of damages, the imposition of penalties, suspension of production, changes to equipment or processes, or a cessation of operations at our or our bottling partners’ facilities, as well as damage to our image and reputation, all of which could harm our profitability.

Risk Related to Our Stock

Because Sandwich Isles controls a large percentage of our common stock, Sandwich Isles has the ability to influence matters affecting our stockholders.

In connection with the closing of the asset purchase agreement with Sandwich Isles, we experienced a change of control, as our existing director resigned, new directors who were nominees of Sandwich Isles were appointed to our board and Sandwich Isles was issued shares that constituted 59.97% of our issued and outstanding shares of our common stock. Shaun and Dana Roberts collectively own 22.39% and Steven M. and Hamiel Schorr collectively own 22.22% of the issued and outstanding shares of Sandwich Isles common stock and Shaun Roberts and Steven Schorr remain directors of Sandwich Isles. As a result, Shaun Roberts and Steven M. Schorr, as directors of Sandwich Isles, indirectly exercise voting and dispositive power with respect to 59.97% of the issued and outstanding shares of our common stock. As a result, they have the ability to influence matters affecting our stockholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares of common stock. Because they control such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated. Because their interest could result in management making decisions that are in the best interest of Sandwich Isles and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

Because we can issue additional shares of common stock, our stockholders may experience dilution in the future.

We are authorized to issue up to 877,500,000 shares of common stock and 10,000 shares of preferred stock, of which 71,288,889 shares of common stock and no share of preferred stock are issued and outstanding. Our board of directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future.

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like NASDAQ a stock exchange like the NYSE. Accordingly, stockholders may have difficulty reselling any of the shares.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors not to choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission (“SEC”) has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the SEC, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

Overview

We were incorporated under the laws of the State of Nevada on October 4, 2010. Our business model was to develop and commercialize our website, www.teamupsport.com, which was to be a website designed to integrate into a single online offering, people’s interest in sport with the new capabilities of online social networking. However, as we had not successfully developed business model at the time prior to the entry into the asset purchase agreement with Sandwich Isles, and had no source of revenue from our business plan, we determined to seek out a new business opportunity to increase value for our stockholders.

On October 4, 2013, we completed the acquisition of the Business pursuant to the asset purchase agreement with Sandwich Isles. As a result of the acquisition, we have determined to pursue the business of the health beverage and food business. Because we are the successor business to Sandwich Isles and because the operations and assets of Sandwich Isles represent our entire business and operations from the closing date of the asset purchase agreement, our management’s discussion and analysis is based on Sandwich Isles’ financial statements. Inception under this section “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” refers to the inception of the Business of Sandwich Isles as a result of our acquisition of the Business of Sandwich Isles. The following discussion of the financial condition and results of operations should be read together with the mentioned financial statements and the notes to those financial statements included in this report on Form 8-K.

The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this report, particularly in the section entitled “Risk Factors”.

The financial statements and dollar amounts included herein are stated in United States Dollars and are prepared in accordance with United States generally accepted accounting principles.

Plan of Operations

History

Since the incorporation in August 22, 2008 of Sandwich Isles Trading Co., Inc. dba KonaRed, the predecessor of KonaRed Corporation, we have made much progress in terms of sourcing supply, product development, market positioning, strategic alliances, and diversity of product offerings.  Most important of all, after heavy investments over the past two years, we are now poised for growth.

Capitalizing on an explosive convergence between the prevailing coffee culture phenomenon and an exotic superfruit breakthrough, KonaRed has amassed an extremely loyal market following in a relatively short time frame. After its first major retail win in May 2011 at Whole Foods Market followed by premier Hawaiian supermarket chain Foodland, the company has experienced rapid adoption in food, mass, drug, military, convenience and specialty channels.

Product Development

In addition to its flagship KonaRed functional beverages, the company also operates a branded ingredient division; thus leveraging valuable coffee fruit supply relationships and expanding the company’s ultimate scope in the marketplace. With this multi-pronged strategy, the sale of fruit powders and extracts to parallel markets allows the company to piggyback on the resources of established players with widespread footprints in other health-oriented consumer product venues.

Growth

Utilizing its “Paradise in a Bottle® tag line, KonaRed is marketed as a premium functional wellness beverage in the nascent coffee fruit space. Currently positioned in the sought-after produce juice cooler section, KonaRed has developed a passionate following as a lifestyle product embraced by the Hawaiian “waterman” community. A planned introduction in 2014 of an aluminum can-based beverage (both sparkling and flat versions) has received strong acceptance from KonaRed’s leading customers, which will also allow the company to expand placement into the grocery aisle.

Exclusive long-term supply contracts with universally respected Hawaiian coffee growers and international sources of back-up supply have allowed the company to lock-up strategically important and ample coffee fruit resources to support its growth. For example, KonaRed has entered into an exclusive coffee fruit supply arrangement with JavaPlant Ltd, a major vertically integrated coffee producer based in Jakarta Indonesia. In summary, the company’s aforementioned exclusive supply relationships have immense value as the coffee fruit category gains additional stature as an elite superfruit.

Critical Accounting Policies

Basis of presentation

The financial statements of the company have been prepared in accordance with the accounting principles generally accepted in the United States of America.

Inventories

Inventories are primarily raw materials and finished goods. Inventories are valued at the lower of, cost as determined on an average basis, or market.  Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions. Management writes down the inventories to market value if it is below cost. Management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required. Costs of raw material and finish goods inventories include purchase and related costs incurred in bringing the products to their present location and condition.

Revenue recognition

Sales revenue consists of amounts earned from customers through the sale of its primary products, the KonaRed, premium coffee fruit wellness drink, offered to retail consumers. The company also operates a branded ingredients division that sells fruit powder and extracts to parallel markets to allow the company to piggyback on resources of established players with widespread footprints in other health-oriented consumer venues.

Sales revenue is recognized when persuasive evidence of an arrangement exists, price is fixed or determinable, title to and risk of loss for the product has passed, which is generally when the products are received by the customers, and collectability is reasonably assured.

Cost of goods sold

Cost of goods sold consists primarily of selling of raw materials and finished goods purchased from vendors as well as warehousing and distribution costs such as inbound freight charges, shipping and handling costs, purchasing and receiving costs.

Stock Based Payments

We account for share-based awards to employees in accordance with ASC 718 “Stock Compensation”. Under this guidance, stock compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the estimated service period (generally the vesting period) on the straight-line attribute method. Share-based awards to non-employees are accounted for in accordance with ASC 505-50 “Equity”, wherein such awards are expensed over the period in which the related services are rendered.

Off Balance Sheet Arrangements

The company does not participate in transactions that generate relationships with unconsolidated entities for the purpose of facilitating off-balance sheet arrangements. The company had no outstanding commitments to purchase property, plant and equipment.

Results Of Operations

Six months Ended June 30, 2013 and 2012

Six months ended June 30, 2013 have registered sales of $783,532 as compared with $1,373,961 in the same period the previous year.  This is mainly because of restructuring of capital for preparation of growth of sales; a lack of capital inhibited our ability to invest in revenue building activities.  During this time, the company commenced restructuring in preparation to grow future sales, and on closing of the transactions described above on October 4, 2013, we had additional capital to work with.

Cost of goods sold was reduced from $488,938 during the six months ended June 30, 2012 to $379,099 during the six months ended June 30, 2013.  The cost of goods sold as a percentage of revenue increased from 35.6% for the six months ended June 30, 2012 to 51.3% for the six months ended June 30, 2013. In July 2012 the company implemented a new inventory management software that tracked better tracked COGS showing increased cost/unit.  In addition in the first 6 months of 2012 the company sold a large order with a notional campaign at a lower than usual margin that skewed the number lower.

In response to lower sales the company was able to lower overall operating expenses, mainly marketing expenses and general and administrative expenses. Marketing expenses decreased from $710,639 during the six months ended June 30, 2012 to $31,446 during the six months ended June 30, 2013. The decrease is due to the Company initiated fewer marketing campaigns and events. General and administrative expenses decreased from $1,317,710 during the six months ended June 30, 2012 to $567,640 during the six months ended June 30, 2013. The decrease is mainly due to the management cost cutting strategy, which resulted in significant decrease in legal expense, travel expense and other general and administrative expenses.

Net loss for the six months ended June 30, 2013 was ($266,471) as compared to ($1,353,344) for the six months ended June 30, 2012.  This change was due primarily to management’s aggressive cost cutting, offset by the decrease in sales revenue.

Years ended December 31, 2012 and December 31, 2011

The company’s revenue increased from $953,556 during 2011, to $1,854,407 during 2012; an increase of 94.47%.  This is due to increased distribution and direct-to-retail channels being established.

Gross profit (loss) also increased from a loss of ($283,174) during 2011 to a profit of $702,309 during 2012. The decrease in percentage of cost of goods sold was namely due to an overall increase of sales related to increased distribution and direct-to-retail channels being established, cutting out the distributor cost and increasing margin. Operating expenses during 2012 and 2011 totaled $3,382,775 and $2,424,334, respectively. The increase is mainly due to the increased marketing expenses, stock based compensation and general and administrative expenses. Marketing expenses increased due to the company initiated more marketing and advertising campaigns in 2012 compared to 2011. Stock based compensation increased due to the company issued more shares for professional services in 2012 compared to 2011. General and administrative expenses increased mainly due to the increase in payroll expense, commission expense and rent expense in 2012 compared to 2011.

Interest expenses increased from $0 during 2011 to $214,950 during 2012.  The increase is due to the company borrowed debts from a third party creditor in the year ended December 31, 2012.

The company sustained a net loss of ($2,895,416) during 2012 as compared to ($2,707,508) during 2011.

Liquidity And Capital Resources

Six months ended June 30, 2013 and 2012

Cash balance and the net working capital deficit at June 30, 2013 is $119,541 and $638,381, respectively, compared to $7,383 and $677,075 at December 31, 2012.

Operating cash outflows were $527,842 and $1,849,986 for the six months ended June 30, 2013 and 2012 respectively. The decrease in cash outflows is mainly due to the $1,086,873 decrease in net loss, and $416,051 increase in cash flows from change in operating assets and liabilities, offset by $185,208 decrease in debt discount amortization.

The company has no investing activities in the six months ended June 30, 2013 and 2012.

Financing cash inflows were $640,000 and $1,869,003 for the six months ended June 30, 2013 and 2012 respectively. The decrease is mainly due to the decrease in proceeds from issuance of common stock of 1,524,003, offset by the increase in proceeds from issuance of debt  and line of credit of $225,000 and by the decrease in net payments of shareholder loans of $70,000.

Year ended December 31, 2012 and 2011

The company’s principal cash requirements were for operating expenses, including staff costs, research and development costs, funding costs of inventory and accounts receivable, and capital expenditures.  We continue to fund our operations predominately through sales of common stock.

The majority of the company’s assets consist of current assets.  Cash on hand as of December 31, 2012 and 2011 were $7,383 and $12,235 respectively.  Accounts receivable were $6,735 at December 31, 2012 as compared to $198,535 at December 31, 2011.  Inventory increased from $2,402 at December 31, 2011 to $153,492 at December 31, 2012.

The company has no long-term liabilities.  Current liabilities stayed consistent, with a balance of $844,685 and $844,021 at December 31, 2012 and 2011 respectively.

The company secured a working line of credit in 2012 with an ending balance of $113,547 at December 31, 2012.

Operating cash outflows were $2,282,402 and $2,140,425 for the year ended December 31, 2012 and 2011 respectively. The increase in cash outflows is mainly due to the $187,908 increase in net loss, $46,678 increase in inventory allowance recovery, and $252,707 decrease in cash flows from change in operating assets and liabilities, offset by increase in debt discount amortization and stock based compensation.

The company has no investing activities in the year ended December 31, 2012 and 2011.

Financing cash inflows were $2,277,550 and $2,138,821 for the year ended December 31, 2012 and 2011 respectively. The increase is mainly due to debt borrowings.

PROPERTIES

Our corporate office is located at 2829 Ala Kalani Kaumaka St. Suite F-133 Koloa, HI 96756. This leased property consists of approximately 1,000 square feet of office space.

Our warehouse and distribution center is located at 1101 Via Callejon - #200, San Clemente, California 92673 comprised of 2,558 square feet of office area and 8,344 square feet of warehouse area. Base rent is $9,811.80 per month with the term ending May 31, 2014. We pay a total of $7,537.25 per month with the remainder paid by Malie, Inc. (a company controlled by Dana Roberts). We believe that the condition of our principal offices is satisfactory, suitable and adequate for our current needs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security ownership of certain beneficial owners.

The following table provides certain information regarding the ownership of our common stock, as of October 9, 2013 by:

●	each of our named executive officers;
●	each of our director;
●	each person known to us to own more than 5% of our outstanding common stock; and
●	all of our executive officers and directors and as a group.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership1		Percentage of Class2
Sandwich Isles Trading Co. PO Box 701 Kalaheo HI 96741	Common Stock	42,750,000	Direct 3	60%

Security ownership of management

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership1		Percentage of Class2
Shaun Roberts PO Box 701 Kalaheo HI 96741	Common Stock	42,750,000	Indirect 4	60%

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership1	Percentage of Class2
Steven M. Schorr PO Box 701 Kalaheo HI 96741	Common Stock	42,750,000	Indirect 5	60%
Dana Roberts PO Box 701 Kalaheo HI 96741	Common Stock	Nil		0%
Gonzalo Camet Malecón Paul Harris 200 Dpto. 504 Lima, Peru 04	Common Stock	Nil		0%
Directors and Officers as a Group	Common Stock	42,750,000		60%
1
Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

2	Percentage of ownership is based on 71,288,889 shares of our common stock issued and outstanding as of October 9, 2013
3
The board of directors of Sandwich Isles Trading Co., consisting of Shaun Roberts and Steven Schorr, exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Sandwich Isles.

4	Shaun Roberts is the Chief Executive Officer, Co-Founder and one of two directors of Sandwich Isles who have voting control of these shares.
5	Steven Schorr is the Chief Scientific Officer, Co-Founder and one of two directors of Sandwich Isles who have voting control of these shares.
6	Dana Robert is the spouse of Shaun Roberts.

CHANGES IN CONTROL

We are unaware of any arrangement the operation of which may at a subsequent date result in a change of control of our company.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals serve as directors and executive officers of our company. All directors of our company hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position	Age	Date First Elected or Appointed
Shaun Roberts	President, Chief Executive Officer and Director	44	October 4, 2013
Steven M. Schorr	Chief Scientific Officer and Director	60	October 4, 2013
Dana Roberts	Chief Financial Officer, Treasurer, Secretary and Director	40	October 4, 2013
Gonzalo Camet	Director	41	October 4, 2013

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director and executive officer, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Shaun Roberts

Mr. Roberts has been chief executive officer and co-founder of the Business since its inception in 2008 and oversees the Business operations. Mr. Roberts has overseen the capital raise, product development, sales, distribution and marketing.  He started his career as Los Angeles sales manager for Waxie Sanitary Supply, the largest privately held janitorial supply company in the US. Mr. Roberts then worked as Western Regional Sales Manager for ABM, Inc., a facility management services and fortune 1000 company. Mr. Robert’s co-founded Fluid Concepts, LLC in 1998, which developed, created and sold industrial and retail eco-friendly cleaning products into the southern California marketplace. In 2003, Mr. Roberts co-founded Malie, Inc., a spa and beauty products company with two retail locations in Hawaii and wholesale distribution across the globe.

Mr. Roberts attended San Diego State University from 1989-1993 with an emphasis on Economics.

We believe that Mr. Roberts is qualified to serve on our board of directors because of his knowledge of our current operations in addition to his education and business experiences described above.

Steven M. Schorr

Mr. Schorr has been chief scientific officer and co-founder of the Business since its inception in 2008 and has played a role in the KonaRed product conception, design and development, manufacturing and production, directing scientific research and legal management. Mr. Schorr is also the author of 20 U.S. and international patents, including five patents related to aeroponic technology (the process of growing plants in an air or mist environment without the use of soil).

We believe that Mr. Schorr is qualified to serve on our board of directors because of his knowledge of our current operations in addition to his business experiences described above.

Dana Roberts

Mrs. Roberts has been chief financial officer and co-founder of the Business since its inception in 2008 and oversees the Business’ accounting, cash management and internal controls, Mrs. Roberts is also co-founder and chief executive officer of Malie, Inc.

Mrs. Roberts graduated with a Marketing degree from San Diego State University in 1995.

We believe that Mrs. Roberts is qualified to serve on our board of directors because of her knowledge of our current operations in addition to her education and business experiences described above.

Gonzalo Camet

Gonzalo Camet is a shareholder of Sandwich Isles and has provided advisor services to the Business on an ad hoc basis. In connection with the closing of the asset purchase with Sandwich Isles on October 4, 2013, Mr. Camet was appointed to the board of directors of our company.  Mr. Camet is the CFO of the JJC Group of Companies, one of the largest construction businesses in Peru.  Mr. Camet also serves as CFO of the agricultural division of the JJC Group of Companies.

We believe Gonzalo Camet is qualified to serve on the board of directors because of his knowledge of finance in addition to his education and business experience in finance and agriculture.

Family Relationships

Mr. and Mrs. Roberts are spouses. Other than Mr. and Mrs. Roberts, there are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers have been involved in any of the following events during the past ten years:

(a)	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(d)
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(e)
being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(f)
being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Summary Compensation

KonaRed Corporation (formerly TeamUpSport Inc.)

For information regarding the executive compensation of KonaRed Corporation (formerly TeamUpSport Inc.) for the years ended May 31, 2013, 2012 and 2011, please see the annual report on Form 10-K filed on August 29, 2013.

See “Item 2.01 Completion of Acquisition or Disposition of Assets” for details of executive employment agreements, effective October 4, 2013, entered into with each of Shaun Roberts and Steven M. Schorr in connection with the closing of the asset purchase with Sandwich Isles.

Sandwich Isles Trading Co. Inc.

The particulars of compensation paid to the following persons:

(a)	all individuals serving as principal executive officer of Sandwich Isles during the year ended December 31, 2012;

(b)
each of two most highly compensated executive officers of Sandwich Isles other than its principal executive officer who were serving as executive officers at December 31, 2012 who had total compensation exceeding $100,000; and

(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as executive officer at December 31, 2012,

who we will collectively refer to as the named executive officers, for all services rendered in all capacities to us and our subsidiaries for the years ended December 31, 2011 and 2012 are set out in the following summary compensation table:

Summary Compensation Table – Years Ended December 31, 2011 and 2012
(a) Name and Principal Position	(b) Year	(c) Salary ($)	(d) Bonus ($)	(e) Stock Awards ($)	(f) Option Awards ($)	(g) Non-Equity Incentive Plan Compensation ($)	(h) Nonqualified Deferred Compensation Earnings ($)	(i) All Other Compensation ($)	(j) Total ($)
Shaun Roberts CEO	2012 2011	$120,000 $120,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	$120,000 $120,000
Steven M. Schorr CSO	2012 2011	$120,000 $120,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	$120,000 $120,000
Dana Roberts CFO	2012 2011	$60,000 $60,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	$60,000 $60,000

Employment or Consulting Agreements

Mr. Roberts, Mr. Schorr and Mrs. Roberts all had an oral agreement with Sandwich Isles to provide executive level management.

Retirement or Similar Benefit Plans

There were no arrangements or plans in which Sandwich Isles provided retirement or similar benefits to directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

Sandwich Isles had no contract, agreement, plan or arrangement, whether written or unwritten, that provided for payments to directors or executive officers at, following, or in connection with the resignation, retirement or other termination of its directors or executive officers, or a change in control of Sandwich Isles or a change in Sandwich Isles’ directors’ or executive officers’ responsibilities following a change in control.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards as of December 31, 2012 and 2011 with respect to each named executive officer.

Compensation of Directors

During the years ended December 31, 2012 and 2011, Sandwich Isles had no directors who were not the named executive officers of Sandwich Isles.

Sandwich Isles had no formal plan for compensating its directors for their services in their capacity as directors. Sandwich Isles’ directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of their board of directors. Sandwich Isles’ board of directors may award special remuneration to any director undertaking any special services on their behalf other than services ordinarily required of a director.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Sandwich Isles

There have been no transaction since January 1, 2010, or currently proposed transaction, in which Sandwich Isles was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of its total assets at year end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	any director or executive officer of Sandwich Isles;

(ii)	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to outstanding shares of common stock of Sandwich Isles;

(iii)	any of promoters and control persons of Sandwich Isles; and

(iv)	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

KonaRed Corporation (formerly TeamUpSport Inc.)

For information regarding the transactions with related persons of KonaRed Corporation (formerly TeamUpSport Inc.) for the years ended May 31, 2013, 2012 and 2011, please see the annual report on Form 10-K filed on August 29, 2013.

Director Independence

We currently act with four directors consisting of Shaun Roberts, Steven M. Schorr, Dana Roberts and Gonzalo Camet. Our common stock is quoted on the OTC Bulletin Board operated by FINRA (the Financial Industry Regulatory Authority), which does not impose any director independence requirements. Under NASDAQ rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of the corporation or was, at any time during the past three years, employed by the corporation. Using this definition of independent director, we have one independent director, Gonzalo Camet.

LEGAL PROCEEDINGS

VDF FutureCeuticals Inc. Dispute with Sandwich Isles

1.
On April 29, 2011, VDF FutureCeuticals, Inc. filed a civil complaint in the United States District Court for the District of Hawaii, alleging that Sandwich Isles has been infringing three patents held by VDF: U.S. Patent No. 7,754,263 ( “‘263 Patent”) entitled “Methods for Coffee Cherry Products” issued 6/13/10; U.S. Patent No. 7,807,205 (“205 Patent”) entitled “Methods for Coffee Cherry Products” issued 10/5/10; and U.S. Patent No. 7,815,959 (“959 Patent”) entitled “Low-Mycotoxin Coffee Cherry Products” issued 10/19/10.

2.
On June 13, 2011, Sandwich Isles filed an answer to VDF’s complaint and a counterclaim against VDF (the ”Counterclaim”). Consistent with the opinion of Sandwich Isles’ patent counsel, Sandwich Isles asserted that no product made, used, offered for sale, sold and/or imported into the U.S. by Sandwich Isles was or is manufactured by Sandwich Isles using methods falling within the scope of the independent claims of the three VDF patents, and therefore, a declaratory judgment of non-infringement and an order dismissing the VDF claims should be entered.

3.
The Counterclaim further asserted that VDF had improperly sent threatening letters to Sandwich Isles and Sandwich Isles customers claiming certain provisional patent rights based on pending patent applications, that VDF had obtained coverage for “portions thereof” (see below) in the 205 Patent by means of inequitable conduct and deception of the U.S. Patent and Trademark Office (“USPTO”), and had engaged in patent misuse, thus invalidating the 205 Patent and justifying an award of Sandwich Isles’ attorneys’ fees and costs.

4.
Sandwich Isles also asserted that VDF had improperly sent letters to Sandwich Isles and Sandwich Isles customers threatening claims for trademark infringement, based on Sandwich Isles’ use of the term “COFFEE CHERRY” which VDF alleged violated its various U.S. trademark registrations for the term “COFFEEBERRY” (“Trademark Registrations”). The Counterclaim requested that VDF’s Trademark Registrations for “COFFEEBERRY” be cancelled on the grounds that the term is descriptive and lacking in acquired descriptiveness, and also sought a judgment for damages incurred by Sandwich Isles as a result of VDF’s wrongful conduct under Hawaii state law and an order enjoining VDF from further abusive conduct.

5.
On July 19, 2011, VDF filed a Partial Motion to Dismiss certain of the Counterclaims. On December 27, 2011, the court granted in part and denied in part VDF’s motion, but as to the Counterclaims that it dismissed, the court allowed Sandwich Isles to amend them in order to more clearly state the alleged factual basis and to re-file them as amended. As a result, on January 26, 2012, Sandwich Isles filed its First Amended Counterclaim against VDF (“Amended Counterclaim”), reasserting all of the claims alleged in the original Counterclaim except the claim for invalidation on the grounds of patent misuse, and clarifying the factual basis for invalidation of the 205 Patent for inequitable conduct.

6.
Since the inception of the lawsuit, Sandwich Isles proposed that VDF and Sandwich Isles engage in discussions to resolve the dispute. VDF declined the proposal, however, and consequently, on October 31, 2011, Sandwich Isles filed with the USPTO requests for ex parte re-examination of the three VDF patents.

7.
On November 3, 2011, Sandwich Isles filed a Motion to Stay the patent infringement lawsuit pending the re-examinations. On December 27, 2011, the court granted Sandwich Isles’ motion and ordered that the patent lawsuit would be stayed pending the re-examinations and prohibited any further action in the litigation until the re-examinations are resolved, except for the filing of the Amended Counterclaim and VDF’s answer to the Amended Counterclaim.

8.
On December 27, 2011, Sandwich Isles commenced an administrative proceeding before the USPTO Trademark Trial and Appeal Board (the “Board”) petitioning to cancel the VDF Trademark Registrations on the grounds that “COFFEEBERRY” is descriptive and lacking in secondary meaning. On February 6, 2012, Sandwich Isles moved to suspend the proceeding on the grounds that the Hawaii District Court litigation (although stayed) involves the same issues, pursuant to the Amended Counterclaim, and on April 26, 2012, the Board granted Sandwich Isles’ motion. On May 29, 2012, VDF filed a motion for reconsideration of the suspension order, which motion is currently pending and has not been ruled upon. In the event the Board reconsiders its suspension order, there is a possibility that litigation relating to the Trademark Registrations would proceed in the cancellation, despite the stay of the Hawaii District Court action.

9.
On January 11, 2012, the USPTO issued orders granting Sandwich Isles’ requests for ex parte re-examination of all claims of all three VDF patents, having found substantial new questions of patentability. The USPTO also issued Office Actions rejecting (non-final) all of the claims of all three patents on the grounds of lack of novelty and/or obviousness, in light of prior art including Canadian Patent No. 1104410 issued to Carlos Bustamante (“Bustamante CA”). The Amended Counterclaim asserts that VDF engaged in inequitable conduct in the 205 Patent application by deliberately mischaracterizing the scope of Bustamante CA and thereby causing the original Examiner to overlook it.

10.
On May 3 and 7, 2012, the USPTO issued Office Actions in the patent re-examinations, rejecting all claims and amended claims in the three VDF patents, on the grounds of lack of novelty and/or obviousness. While the Office Actions state that they are “FINAL,” VDF objected to the finality of portions of the Office Actions. It is anticipated that VDF will appeal some or all of the rejected patent claims.

11.	In June, 2012, VDF responded to the 3 final Office Actions by contending that the finality of those rejections was premature. VDF also further amended its claims.

12.
In June, 2012, USPTO issues Advisory Action affirming the finality of the Office Actions and requiring VDF to file an appeal or face cancellation of all claims.  The deadline for filing the appeal was September 3, 2012.

13.
On September 7, 2012 VDF filed a Notice of Appeals with the USPTO for the patent applications 90/011,989, 90/011,990 and 90/011,991.  Subsequently on June 5, 2013 the Appeals process was resolved reversing the previous Ex Parte Examination Advisory Action denying all claims of the three patents in question of VDF and granting the patents on a substantially narrowed basis.

14.
On July 11, 2013, the ex parte re-examination certificate was issued for U.S. Patent No. 7,807,205, and confirmed the patentability of claims 1-16, confirmed the patentability of claim 17 as amended, and confirmed the patentability of claims 18-19 as dependent on amended claim 17.

15.
On July 17, 2013, a re-examination certificate was issued for U.S. Patent No. 7,815,959, and confirmed the patentability of claims 1-4, confirmed the patentability of claim 5 as amended, and confirmed the patentability of claims 6-7 as dependent on amended claim 5;

16.
On July 17, 2013, the ex parte re-examination certificate was issued for U.S. Patent No. 7,754,263, and confirmed the patentability of claims 13-16, confirmed the patentability of claims 1 and 17 as amended, and confirmed the patentability of claims 2-12 and 18-19 as dependent on the amended claims 1 or 17.

17.
On August 8, 2013, VDF requested that the court “automatically dissolve” the stay of this litigation. In light of outstanding questions regarding pending matters as well as the need for a new schedule, VDF further requested that the court set a status conference to discuss this lawsuit at the court’s earliest convenience.

18.	On August 19, 2013, a status conference was scheduled in Hawaii District Court.

19.	On August 26, 2013, the Status Conference was delayed to 10/23/2013 by the attorneys of VDF to the parties to come to settlement.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND
RELATED STOCKHOLDER MATTERS

Market Information

There is currently no established public trading market for our commons stock. There is a limited public market for our common stock. Our common stock is not traded on any exchange. Our common stock is quoted on the OTC Bulletin Board under the trading symbol “KRED”. Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated or have little to do with a company’s operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.

OTC Bulletin Board securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Our common stock became eligible for quotation on the OTC Bulletin Board on May 9, 2012. During the year ended December 31, 2012, no shares of our common stock traded.

Number of Holders

As of October 9, 2013, the 71,288,889 issued and outstanding shares of our common stock were held by a total of 20 stockholders of record.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Although there are no restrictions that limit the ability to pay dividends on our commons stock, our intention is to retain future earnings, if any, for use in our operations and the expansion of our business.

Securities Authorized for Issuance under Equity Compensation Plans

Our company has not adopted any equity compensation plans.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 2,866,689 shares of common stock on October 22, 2010 to a former president and director, Dennis Kjeldsen, at a price of $0.005 per share.  The total proceeds received from this offering were $14,333.49.  These shares were issued pursuant to Section 4(2) of the 1933 Act and are restricted shares as defined in the 1933 Act.  We did not engage in any general solicitation or advertising.

We completed an offering of 1,900,000 shares of our common stock at a price of $0.02 per share to a total of 31 purchasers on June 1, 2011.  The total amount we received from this offering was $38,000.  We completed this offering pursuant Rule 903(a) and conditions set forth in Category 3 (Rule 903(b)(3)) of Regulation S of the 1933 Act.

Effective October 4, 2013, we issued an aggregate of 42,750,000 shares of our common stock to Sandwich Isles in connection with the closing of the asset purchase agreement. See “Item 2.01 Completion of Acquisition or Disposition of Assets”.

Effective October 4, 2013, we issued 1,777,778 shares of our common stock at a price of $0.45 per share for gross proceeds of $500,000. See “Item 2.01 Completion of Acquisition or Disposition of Assets”.

Effective October 4, 2013, we issued 1,111,111 shares of our common stock at a price of $0.45 per share upon conversion of the convertible note. See “Item 2.01 Completion of Acquisition or Disposition of Assets”.

As consideration for assisting us in structuring the acquisition with Sandwich Isles, we issued 2,888,888 share purchase warrant to Fondecta Capital Ltd., with each warrant entitling Fondecta to acquire one further share of common stock of our company for a period of five years from the closing date at a price of $0.65 per share.

Pursuant to an executive employment agreement, Mr. Roberts received a bonus upon signing the employment agreement of 1,000,000 three-year warrants to purchase shares of our common stock, exercisable at a price of $0.45 per share, if the common stock of our company is trading above a strike price point of $1.00 per share, in whole or in part, after one year from the date of the employment agreement. See “Item 2.01 Completion of Acquisition or Disposition of Assets - Executive Employment/Consulting Agreements”.

Pursuant to a consulting agreement, Bioponic received a bonus upon signing the consulting agreement of 1,000,000 five-year warrants to purchase shares of our common stock, exercisable at a price of $0.45 per share, if the common stock of our company is trading above a strike price point of $1.00 per share, in whole or in part, after one year from the date of the consulting agreement. See “Item 2.01 Completion of Acquisition or Disposition of Assets - Executive Employment/Consulting Agreements”.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 877,500,000 shares of common stock, with a par value of $0.001 per share. As of October 9, 2013, there were 71,288,889 shares of our common stock issued and outstanding held by approximately 20 stockholders of record of our common stock. We are also authorized to issue 10,000 shares of preferred stock at a par value of 0.001, of which there are no preferred shares issued and outstanding.

Voting Rights

Our common stock is entitled to one vote per share on all matters submitted to a vote of our stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock possess all voting power. Two stockholders present and being, or representing by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. When a quorum is present or represented at any meeting, the vote of the stockholders of a majority of the stock having voting power present in person or represented by proxy will be sufficient to elect members of our board of directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the articles of incorporation, a different vote is required in which case such express provision will govern and control the decision of such question. Except as otherwise required by law, any action required to be taken at a meeting of our stockholders, or any other action which may be taken at a meeting of our stockholders, may be taken without a meeting, without prior notice and without a vote if written consents are signed by our stockholders representing a majority of the shares entitled to vote at such a meeting.

Our board of directors has the power to amend our bylaws. As a result, our board of directors can change the quorum and voting requirements at a meeting of our stockholders, subject to the applicable laws.

Other Rights

The holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of October 9, 2013, we had approximately 20 stockholders of record. Therefore, we believe that these provisions do not apply to us and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may also have effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

●
the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

●	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

●	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

●	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

●	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

●	representing 10% or more of the earning power or net income of the corporation.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws provide for the mandatory indemnification of our directors and officers to the fullest extent legally permissible under the Nevada Revised Statutes from time to time against all expenses, liability and loss reasonably incurred or suffered by such person in connection with he or she having been or being a party to, threatening to be made a party to, or involved in  any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the company. Advance payment of expenses by the company to such director or officer, as these expenses are incurred in defending a civil or criminal action, suit or proceeding, are subject to an undertaking by or on behalf of the director or officer to repay the amount of such payment if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by our company. The right of indemnification under our bylaws is not exclusive of any other right to indemnification a director or an officer may have.

Our bylaws allow us to purchase and maintain insurance on behalf of any person who is or was a director or officer of our company against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not we would have the power to indemnify such person. We have not purchased such insurance.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Effective January 10, 2013, John Kinross-Kennedy (the “JKK”) resigned as our company’s independent registered public accounting firm.

The reports of JKK regarding our company’s financial statements for the fiscal years ended May 31, 2011 and May 31, 2012 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of JKK on our company’s financial statements for the fiscal years ended May 31, 2011 and May 31, 2012 contained an explanatory paragraph which noted that there was substantial doubt about our company’s ability to continue as a going concern.

During the fiscal years ended May 31, 2011 and May 31, 2012, and during the period from May 31, 2012 to January 10, 2013, the date of resignation, (i) there were no disagreements with JKK on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of JKK would have caused it to make reference to such disagreement in its reports; and (ii) there were no reportable events as defined in Item 304(a)(l)(v) of Regulation S-K.

Our company provided JKK with a copy of the foregoing disclosures and requested that JKK furnish our company with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter is filed as Exhibit 16.1 to our Current Report on Form 8-K filed January 14, 2013.

Effective January 10, 2013, our board engaged Anton & Chia, LLP (“A&C”) as its independent registered public accounting firm to audit our company’s financial statements for our company’s May 31, 2013 fiscal year.

During our company’s most recent fiscal year and through the interim periods preceding the engagement of A&C, our company (a) had not engaged A&C as either the principal accountant to audit our company’s financial statements, or as an independent accountant to audit a significant subsidiary of our company and on whom the principal accountant is expected to express reliance in its report; and (b) had not consulted with A&C regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our company’s financial statements, and no written report or oral advice was provided to our company by A&C concluding there was an important factor to be considered by our company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(l)(iv) of Regulation S-K or a reportable event, as that term is described in Item 304(a)(l)(v) of Regulation S-K.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See “Item 9.01 Financial Statements and Exhibits” below.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained in the section titled “Recent Sales of Unregistered Securities” above is responsive to this Item 3.02.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

The information contained in the section titled “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” above is responsive to this Item 4.02.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

As a result of the closing of the asset purchase agreement with Sandwich Isles, we experienced a change of control, as our prior sole director resigned, four new directors, all of whom were nominees of Sandwich Isles, were appointed to our board, the former executive officer of our company also resigned and was replaced by management nominees of Sandwich Isles.  We issued shares to Sandwich Isles that constituted 59.97% of our issued and outstanding shares.  We know of no other arrangements the operation of which may, at a subsequent date, result in a change of control of our company. Information contained in the section titled “Item 2.01 Completion of Acquisition or Disposition of Assets” above is also responsive to this Item 5.01.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information contained in the section titled “Item 2.01 Completion of Acquisition or Disposition of Assets” above is responsive to this Item 5.02.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On October 4, 2013, our board of directors approved a change in our fiscal year end from May 31 to December 31, which is the fiscal year end of Sandwich Isles. This change is being effectuated in connection with the reverse capitalization transaction described in “Item 2.01 Completion of Acquisition or Disposition of Assets” above.

In addition, the information contained in the section titled “Item 2.01 Completion of Acquisition or Disposition of Assets” above is responsive to this Item 5.02.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS.

Management has determined that, as a result of the transaction described in the section titled “Item 2.01 Completion of Acquisition or Disposition of Assets” above, on October 4, 2013, our company ceased to be a shell company as defined in Rule 12b-2 promulgated under the Exchange Act.

The information contained in the section titled “Item 2.01 Completion of Acquisition or Disposition of Assets” above is responsive to this Item 5.02.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Our bylaws state that between successive annual meeting our directors have the power to appoint one or more additional directors but not more than half of the number of directors fixed at the last shareholder meeting at which directors were elected. Our bylaws also state that the number of directors may be fixed and changed from time to time by ordinary resolution of the shareholders of our company and any action required to be taken at a meeting of the shareholders may be taken without a meeting by written consent. In connection with the closing of the asset purchase with Sandwich Isles and pursuant to our bylaws and section 78.320 of the Nevada Revised Statutes, on October 4, 2013, we received written majority shareholder approval of the increase of the number of directors of our company from one to four to allow for the appointments under “Item 2.01 Completion Of Acquisition Or Disposition Of Assets”.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements of Sandwich Isles Trading Co. Inc.

1.       The following audited financial statements of Sandwich Isles prepared in accordance with United States generally accepted accounting principles and stated in United States dollars are included herein:

●	Report of Independent Registered Public Accounting Firm, MaloneBailey, LLP, dated October 9, 2013;
●	Consolidated Balance Sheet as at December 31, 2012 and 2011;
●	Consolidated Statement of Operations for the years ended December 31, 2012 and 2011;
●	Consolidated Statement of Stockholders’ Deficit for the years ended December 31, 2012 and 2011;
●	Consolidated Statement of Cash Flows for the years ended December 31, 2012 and 2011; and
●	Notes to consolidated financial statements.

2.       The following unaudited financial statements as at June 30, 2013 are included herein:

●	Consolidated Balance Sheet at June 30, 2013;
●	Consolidated Statement of Operations for the six months ended June 30, 2013 and 2012;
●	Consolidated Statement of Stockholders’ Deficit at June 30, 2013;
●	Consolidated Statement of Cash Flows for the six months ended June 30, 2013 and 2012; and
●	Notes to consolidated financial statements.

3.       The following unaudited pro forma financial statements are included herein:

●	Unaudited Pro Forma Condensed Consolidated Balance Sheets at June 30, 2013;
●	Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2013 and the year ended December 31, 2102; and
●	Notes to Pro Forma Condensed Consolidated Financial Statements

Exhibit Number	Description of Exhibit
2.1*	Asset Purchase Agreement dated October 4, 2013 with Sandwich Isles Trading Co. Inc.
2.2*	Employment Agreement dated October 4, 2013 with Shaun Roberts
2.3*	Consultant Agreement dated October 4, 2013 with Bioponic Phytoceauticals, Inc. (a company controlled by Steven M. Schorr)
3.1	Articles of Incorporation (filed as an exhibit to our registration statement on Form S-1 on August 22, 2011)
3.2	Bylaws (filed as an exhibit to our registration statement on Form S-1 on August 22, 2011)
3.3	Articles of Merger dated effective September 9, 2013 (filed as an exhibit to our Form 8-K Current Report on September 13, 2013)
3.4	Certificate of Change dated effective September 9, 2013 (filed as an exhibit to our Form 8-K Current Report on September 13, 2013)
10.1	Binding Letter agreement dated June 5, 2013 with Sandwich Isles Trading Company, Inc. (filed as an exhibit to our Form 8-K Current Report, filed on June 11, 2013)
10.2*	Form of private placement subscription agreement (offshore purchasers)
16.1	Letter from John Kinross-Kennedy dated January 14, 2012 re change in certifying accountant (filed as an exhibit to our Form 8-K Current report, filed on January 14, 2013)
99.1*
Audited Financial Statements of Sandwich Isles Trading Co. Inc. years ended December 31, 2012 and 2011 and Unaudited Financial Statements of Sandwich Isles Trading Co. Inc. the period ended June 30, 2013

99.2*	Pro Forma Financial Statements as at June 30, 2013
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONARED CORPORATION (formerly
TEAMUPSPORTS INC.)

“Shaun Roberts”
Shaun Roberts
President, Chief Executive Officer and Director

October 10, 2013